LINCOLN ELECTRIC HOLDINGS, INC.


Power of Attorney
To Sign and File Section 16 and Rule 144 Reporting Forms



	THE UNDERSIGNED, Jennifer I. Ansberry, deemed to be an Officer of Lincoln
Electric Holdings, Inc., hereby constitutes and appoints Vincent K. Petrella and
Gabriel Bruno, or any of them, as her attorney-in-fact to sign and file on the undersigned's behalf (i) any and all forms and reports required under Section 16 of the Securities Exchange Act of 1934, including all Forms 3, 4 and 5, relating to Lincoln's equity securities; and (ii) any and all notices required by Rule
144 under the Securities Act of 1933 with respect to the sale of shares of
Lincoln's equity securities.  This power of attorney shall remain valid, unless earlier revoked in writing, for as long as the undersigned is deemed to be an
Officer of Lincoln or until the reporting obligation ceases (whichever first occurs).
	IN WITNESS WHEREOF, the undersigned hereunto places her hand this 28th day of
April 2017.

						/s/ Jennifer I. Ansberry
						Jennifer I. Ansberry